Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater Announces Conference Call

      New Orleans, January 17, 2013 -- Tidewater Inc. (NYSE:TDW) announced today that its fiscal 2013 third quarter (ended December 31, 2012) earnings release and conference call have been scheduled for Friday, February 1, 2013. The press release will be issued before the market opens, and the conference call will begin at 10:00 a.m. Central time. During the conference call, Company’s management may discuss not only the factors contributing to the Company’s financial and operational performance during the third fiscal quarter, but also their near-term outlook with respect to the Company’s future performance. Information that the Company may elect to provide includes guidance or estimates with respect to vessel revenues and operating costs or other financial and operational metrics.

      Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 12:00 p.m. Central time on February 1, 2013, and will continue until 11:59 p.m. Central time on February 3, 2013. To hear the replay, call 1-855-859-2056 (1-404-537-3406 if calling from outside the U.S.). The conference call ID number is 86377851.

      A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, (http://www.tdw.com). The online replay will be available until March 1, 2013.

      The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the “Risk Factors” section of Tidewater’s most recent Forms 10-Q and 10-K.

      Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

1